Exhibit 99.1
VERALTO REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
WALTHAM, Mass., (February 3, 2026) – Veralto (NYSE: VLTO) (the “Company”), a global leader in essential water and product quality solutions dedicated to Safeguarding the World's Most Vital Resources™, announced results for the fourth quarter ended December 31, 2025.
Key Fourth Quarter 2025 Results
•Sales increased 3.8% year-over-year to $1,396 million, with non-GAAP core sales growth of 1.6%
•Operating profit margin was 22.6% and non-GAAP adjusted operating profit margin was 24.6%
•Net earnings were $254 million, or $1.01 per diluted common share
•Non-GAAP, adjusted net earnings were $261 million, or $1.04 per diluted common share
•Operating cash flow was $311 million and non-GAAP free cash flow was $291 million
Key Full Year 2025 Results
•Sales increased 6.0% year-over-year to $5,503 million, with non-GAAP core sales growth of 4.7%
•Operating profit margin was 23.2% and non-GAAP adjusted operating profit margin was 24.3%
•Net earnings were $940 million, or $3.76 per diluted common share
•Non-GAAP, adjusted net earnings were $977 million, or $3.90 per diluted common share
•Operating cash flow was $1,077 million and non-GAAP free cash flow was $1,014 million
“Our team finished 2025 with another strong quarter, capping off an outstanding year for Veralto. Throughout 2025, our rigorous, VES-driven execution helped us serve customers in a dynamic macro-economic environment with increased operating efficiency across Veralto,” said Jennifer L. Honeycutt, President and Chief Executive Officer. “For the full year, we delivered mid-single-digit core sales growth, double-digit adjusted earnings per share growth and over one billion dollars of free cash flow.”
Honeycutt continued, “In late January, we completed the acquisition of In-Situ, expanding our world-class water analytics portfolio into the high growth environmental water and hydrology markets. In addition, during the fourth quarter we established a $750 million share repurchase program and announced an 18% increase in our dividend. Going forward, we remain excited about numerous opportunities to create value for shareholders through strategic growth and disciplined capital allocation.”
“Entering 2026, we are confident that the enduring need to safeguard the global supply of clean water and safe food will continue to underpin steady demand for our products and services across our key industrial, municipal and consumer packaged goods end markets. Combined with our durable business model and rigorous deployment of VES, we expect to deliver another year of core sales growth and continued margin expansion, with mid-to-high single digit adjusted earnings per share growth,” concluded Honeycutt.
2026 Guidance
The Company provides forecasted sales guidance on a non-GAAP basis because of the difficulty in estimating the other components of GAAP sales, such as currency translation, acquisitions, and divestitures.
For the first quarter of 2026, Veralto anticipates that non-GAAP core sales growth will be flat to low-single digits year-over-year with adjusted operating profit margin of approximately 24.5% and adjusted diluted earnings per share in the range of $0.97 to $1.01 per share.
For the full year 2026, the Company anticipates that non-GAAP core sales will grow low-to-mid-single digits year-over-year and that adjusted operating profit margin will expand by approximately 25 basis points year-over-year.

The Company is targeting adjusted diluted earnings per share in the range of $4.10 to $4.20 with free cash flow conversion of approximately ~100% of GAAP net earnings.
Conference Call and Webcast Information
Veralto will discuss its fourth quarter results and financial guidance for 2026 during its quarterly investor conference call tomorrow starting at 8:30 a.m. (ET). Access to the call, webcast and an accompanying slide presentation will be available on the “Investors” section of Veralto’s website, www.veralto.com, under the subheading “News & Events” and additional materials will be posted to the same section of Veralto’s website. A replay of the webcast will be available in the same section of Veralto’s website shortly after the conclusion of the call and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing +1 (800) 267-6316 (U.S.) or +1 (203) 518-9783 (INTL) (Conference ID: VLTO4Q25). A replay of the conference call will be available shortly after the conclusion of the call and until February 18, 2026. You can access the replay dial-in information on the “Investors” section of Veralto’s website under the subheading “News & Events.”
ABOUT VERALTO
With annual sales of approximately $5.5 billion, Veralto is a global leader in essential technology solutions with a proven track record of solving some of the most complex challenges we face as a society. Our industry-leading companies with globally recognized brands help billions of people around the world access clean water, safe food and trusted essential goods. Headquartered in Waltham, Massachusetts, our global team of approximately 17,000 associates is committed to making an enduring positive impact on our world and united by a powerful purpose: Safeguarding the World's Most Vital Resources™.
NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
In addition, this earnings release, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Veralto’s website (www.veralto.com) under the subheading “Quarterly Earnings.”
FORWARD-LOOKING STATEMENTS
Certain statements in this release, including the statement regarding the Company's anticipated first quarter and full year 2026 financial performance, the Company’s differentiation and positioning to continue delivering sustainable, long-term shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, asset values, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other projected financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, customer demand, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets Veralto sells into; the impact of global trade policies, tariffs, restrictions on imports, related countermeasures and reciprocal tariffs; future new or modified laws, regulations, accounting pronouncements or public policy changes; regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Investor Relations Contact:
Ryan Taylor
Vice President, Investor Relations
investors@veralto.com

Media Relations Contact:
Steve Field
Vice President, Communications
steve.field@veralto.com

VERALTO CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
($ in millions)
(unaudited)

	As of December 31
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$2,031	$1,101
Trade accounts receivable, less allowance for credit losses of $36 and $37, respectively	897	812
Inventories	307	288
Prepaid expenses and other current assets	197	186
Total current assets	3,432	2,387
Property, plant and equipment, net	294	268
Other long-term assets	605	523
Goodwill	2,838	2,693
Other intangible assets, net	524	535
Total assets	$7,693	$6,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$700	$—
Trade accounts payable	416	395
Accrued expenses and other liabilities	940	850
Total current liabilities	2,056	1,245
Other long-term liabilities	558	517
Long-term debt	1,973	2,599

Total stockholders’ equity	3,106	2,045
Total liabilities and stockholders’ equity	$7,693	$6,406

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Sales	$1,396	$1,345	$5,503	$5,193
Cost of sales	(568)	(544)	(2,204)	(2,088)
Gross profit	828	801	3,299	3,105
Operating costs:
Selling, general and administrative expenses	(444)	(424)	(1,756)	(1,644)
Research and development expenses	(68)	(69)	(266)	(253)
Operating profit	316	308	1,277	1,208
Nonoperating income (expense):
Other income (expense), net	(3)	—	(8)	(9)
Interest expense, net	(20)	(28)	(96)	(113)
Earnings before income taxes	293	280	1,173	1,086
Income taxes	(39)	(53)	(233)	(253)
Net earnings	$254	$227	$940	$833

Net earnings per common share:
Basic	$1.02	$0.92	$3.79	$3.37
Diluted	$1.01	$0.91	$3.76	$3.34
Average common stock and common equivalent shares outstanding:
Basic	248.6	247.6	248.3	247.3
Diluted	250.5	250.3	250.3	249.6

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Year Ended December 31
	2025	2024
Cash flows from operating activities:
Net earnings	$940	$833
Noncash items:
Depreciation	42	40
Amortization of intangible assets	36	38
Stock-based compensation expense	74	65
Loss on product line dispositions	6	15
Impairments and other charges	6	—
Changes in operating assets and liabilities	(27)	(116)
Net cash provided by operating activities	1,077	875
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(363)
Payments for additions to property, plant and equipment	(63)	(55)
All other investing activities	(35)	(16)
Net cash used in investing activities	(98)	(434)
Cash flows from financing activities:
Proceeds from issuance of common stock in connection with stock-based compensation	22	24
Payment of dividends	(109)	(89)
All other financing activities	(15)	—
Net cash used in financing activities	(102)	(65)
Effect of exchange rate changes on cash and cash equivalents	53	(37)
Net change in cash and cash equivalents	930	339
Beginning balance of cash and cash equivalents	1,101	762
Ending balance of cash and cash equivalents	$2,031	$1,101

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

VERALTO CORPORATION
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three-Month Period Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Sales:
Water Quality	$846	$811	$3,321	$3,138
Product Quality & Innovation	550	534	2,182	2,055
Total	$1,396	$1,345	$5,503	$5,193

Operating profit:
Water Quality	$213	$204	$844	$768
Product Quality & Innovation	136	124	549	529
Other	(33)	(20)	(116)	(89)
Total	$316	$308	$1,277	$1,208

Operating Profit Margin:
Water Quality	25.2%	25.2%	25.4%	24.5%
Product Quality & Innovation	24.7%	23.2%	25.2%	25.7%
Total	22.6%	22.9%	23.2%	23.3%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in millions)

	Three-Month Period Ended December 31, 2025
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,396	$316	22.6%	$254	$1.01
Amortization of acquisition-related intangible assets A	—	9	0.6	9	0.04
Other items B	—	4	0.3	4	0.02
Reduction of tax indemnification E	—	11	0.8	11	0.04
Fair value losses on investments F	—	—	—	1	—
Impairments and other charges G	—	3	0.2	6	0.02
Tax effect of the above adjustments H	—	—	—	(5)	(0.02)
Discrete tax adjustments I	—	—	—	(19)	(0.08)
Rounding	—	—	0.1	—	0.01
Adjusted (Non-GAAP)	$1,396	$343	24.6%	$261	$1.04

	Three-Month Period Ended December 31, 2024
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$1,345	$308	22.9%	$227	$0.91
Amortization of acquisition-related intangible assets A	—	10	0.7	10	0.04
Other items B	—	2	0.1	2	0.01
Tax effect of the above adjustments H	—	—	—	(2)	(0.01)
Discrete tax adjustments I		—	—	1	—
Rounding	—	—	0.1	—	—
Adjusted (Non-GAAP)	$1,345	$320	23.8%	$238	$0.95

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Year Ended December 31, 2025
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$5,503	$1,277	23.2%	$940	$3.76
Amortization of acquisition-related intangible assets A	—	36	0.7	36	0.14
Other items B	—	10	0.2	10	0.04
Loss on disposition of certain product lines D	—	—	—	6	0.02
Reduction of tax indemnification E	—	11	0.2	11	0.04
Fair value losses on investments F	—	—	—	1	—
Impairments and other charges G	—	3	—	6	0.02
Tax effect of the above adjustments H	—	—	—	(12)	(0.05)
Discrete tax adjustments I	—	—	—	(21)	(0.08)
Rounding	—	—	—	—	0.01
Adjusted (Non-GAAP)	$5,503	$1,337	24.3%	$977	$3.90

	Year Ended December 31, 2024
	Sales	Operating profit	Operating profit margin	Net earnings for calculation of diluted earnings per common share	Diluted net earnings per common share
Reported (GAAP)	$5,193	$1,208	23.3%	$833	$3.34
Amortization of acquisition-related intangible assets A	—	38	0.7	38	0.15
Other items B	—	4	0.1	4	0.02
Separation costs C	—	1	—	1	—
Net loss on the disposition of certain product lines D	—	—	—	10	0.04
Tax effect of the above adjustments H	—	—	—	(9)	(0.04)
Discrete tax adjustments I	—	—	—	6	0.02
Rounding	—	—	—	—	0.01
Adjusted (Non-GAAP)	$5,193	$1,251	24.1%	$883	$3.54

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pretax	$9	$10	$36	$38
After-tax	7	8	28	29
B     Costs incurred during the three-month periods ended December 31, 2025 and December 31, 2024 related to certain strategic initiatives ($4 million and $2 million pretax as reported in this line item, $3 million and $2 million after-tax, respectively). Costs incurred during the years ended December 31, 2025 and December 31, 2024 related to certain strategic initiatives ($10 million and $4 million pretax as reported in this line item, $8 million and $4 million after-tax, respectively).
C    Costs incurred during the year ended December 31, 2024 related to the separation of the Company from Danaher primarily related to IT costs and certain regulatory fees ($1 million pretax and after-tax as reported in this line item).
D    Loss on the disposition of certain product lines during the year ended December 31, 2025 ($6 million pretax and after-tax as reported in this line item). Net loss on the disposition of certain product lines during the year ended December 31, 2024 ($10 million pretax net loss as reported in this line item, $11 million after-tax).
E     During the separation from Danaher, indemnification agreements were established to protect the Company against certain pre-separation tax exposures. As a result of the settlement of a tax audit pertaining to pre-separation periods, a reduction to the related indemnification asset was recorded during the year ended December 31, 2025 ($11 million pretax and after-tax as reported in this line item).
F     Fair value loss and management fees associated with an equity method investment in the Water Quality segment during the three-month period ended and year ended December 31, 2025 ($1 million pretax as reported in this line item, less than $1 million after-tax).
G     Impairments and other charges related to a minority investment in the Water Quality segment during the three-month period ended and year ended December 31, 2025 ($3 million pretax as reported in this line item, $2 million after-tax) and capitalized software implementation costs in the Product Quality and Innovation segment during the three-month period ended and year ended December 31, 2025 ($3 million pretax as reported in this line item, $2 million after-tax).
H    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
I     Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Sales Growth by Segment, Core Sales Growth by Segment

	% Change Three-Month Period Ended December 31, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Water Quality	Product Quality & Innovation
Total sales growth (GAAP)	3.8%	4.3%	3.0%
Impact of:
Acquisitions/divestitures	0.3%	(0.5)%	1.6%
Currency exchange rates	(2.5)%	(2.4)%	(2.8)%
Core sales growth (non-GAAP)	1.6%	1.4%	1.8%

	% Change Year Ended December 31, 2025 vs. Comparable 2024 Period
		Segments
	Total Company	Water Quality	Product Quality & Innovation
Total sales growth (GAAP)	6.0%	5.9%	6.2%
Impact of:
Acquisitions/divestitures	(0.1)%	(0.2)%	0.1%
Currency exchange rates	(1.2)%	(1.0)%	(1.5)%
Core sales growth (non-GAAP)	4.7%	4.7%	4.8%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Forecasted Core Sales Growth, Adjusted Operating Profit Margin, Adjusted Diluted Net Earnings per Share and Free Cash Flow to Net Earnings Conversion Ratio
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof), adjusted diluted earnings per share or free cash flow to net earnings conversion ratio to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit, forecasted diluted earnings per share or forecasted net earnings ratio.

% Change Three-Month Period Ended April 3, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)	~flat to low-single digits

Three-Month Period Ending April 3, 2026
Adjusted operating profit margin (non-GAAP)	~24.5%
Adjusted diluted net earnings per share (non-GAAP)	$0.97 to $1.01

% Change Year Ended December 31, 2026 vs. Comparable 2025 Period
Core sales growth (non-GAAP)	+Low-to-mid-single digits

Year Ending December 31, 2026
Adjusted operating profit margin (non-GAAP)	+25 basis points
Adjusted diluted net earnings per share (non-GAAP)	$4.10 to $4.20
Free cash flow to net earnings conversion ratio (non-GAAP)	~100%

VERALTO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Year Ended		Year-over-Year Change
	December 31, 2025	December 31, 2024		December 31, 2025	December 31, 2024
Total Cash Flows:
Net cash provided by operating activities (GAAP)	$311	$285		$1,077	$875
Total cash used in investing activities (GAAP)	$(35)	$(394)		$(98)	$(434)
Total cash used in financing activities (GAAP)	$(25)	$(16)		$(102)	$(65)

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$311	$285	~9.0%	$1,077	$875	~23.0%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(20)	(22)		(63)	(55)
Free cash flow (non-GAAP)	$291	$263	~10.5%	$1,014	$820	~23.5%

Operating Cash Flow to Net Earnings Ratio (GAAP):
Net cash provided by operating activities (GAAP)	$311	$285		$1,077	$875
Net earnings (GAAP)	$254	$227		$940	$833
Operating cash flow to net earnings conversion ratio	1.22	1.26		1.15	1.05

Free Cash Flow to Net Earnings Conversion Ratio (non-GAAP):
Free cash flow from above (non-GAAP)	$291	$263		$1,014	$820
Net earnings (GAAP)	$254	$227		$940	$833
Free cash flow to net earnings conversion ratio (non-GAAP)	1.15	1.16		1.08	0.98

We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Veralto Corporation’s (“Veralto” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related cash flow measures (the “FCF Measure”), understand Veralto’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
Management uses these non-GAAP measures to measure the Company’s operating and financial performance.
•The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Veralto Enterprise System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Veralto’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from the profitability-related non-GAAP measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Veralto’s commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.
◦With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.

•We calculate adjusted EBITDA by adding to operating profit amounts equal to depreciation and amortization and making the other adjustments reflected in the applicable tables above, which allows us to calculate and disclose such measure by segment. Given Veralto’s diversification, we believe this helps our investors compare the profitability of our individual segments to peer companies with like business lines
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
•We calculate gross leverage and net leverage as the ratio of debt and net debt (defined as total debt less cash and cash equivalents) to trailing twelve month adjusted EBITDA. Trailing Twelve Month EBITDA is an ongoing liquidity measure and is calculated as the sum of adjusted EBITDA for the previous four quarters. We believe these liquidity measures help our investors to assess our liquidity relative to peer companies.